EXHIBIT 99.1


IRIS REALIGNS MANAGEMENT FUNCTIONS AT DIAGNOSTIC UNIT FOLLOWING DEPARTURE OF UNIT PRESIDENT

EXPECTS CONTINUED GROWTH IN REVENUES AND PROFITS IN 2007

CHATSWORTH, Calif.-- IRIS INTERNATIONAL, INC. (NASDAQ: IRIS) today announced that Dino M. Alfano, Corporate Vice President and President of the Iris Diagnostics Business Unit, is no longer employed with the company.

"In light of Mr. Alfano's decision to leave the company, we are accelerating the planned realignment of management functions at the Iris Diagnostics Unit," stated IRIS President and Chief Executive Officer Cesar Garcia, who will assume direct responsibilities for the Diagnostics Unit until a replacement is identified.

"The Diagnostics Unit is deep in seasoned management and has recently added several industry veterans with exceptional credentials, each of whom is quite experienced and successful at those activities required to accelerate an already strong business," Mr. Garcia said. "We have recently added a new senior executive to oversee the underperforming service sector and will be adding a new head of sales to take charge of the commercialization of new products planned for 2007 and to accelerate record revenue growth."

Mr. Garcia continued, "We anticipate record contributions in 2007 from the Diagnostics Unit, spurred not only by continuing robust sales, but by a restoration of higher margins in the consumables and service end of the business. IRIS will exit 2006 with record revenues, a significant new product pipeline, no debt, cash of almost $20 million and high expectations for 2007."

"The Board of Directors fully supports the initiatives taken by Mr. Garcia, who has displayed extraordinary leadership and resolve," stated Board Chairman Richard H. Williams. "We remain confident that, under his leadership, the management team will deliver results and extend our business into new areas of diagnostics, all internally funded."

THE COMPANY

IRIS International, Inc. (www.proiris.com), based in Chatsworth, Calif., is a leader in automated urinalysis technology with systems in major medical institutions throughout the world. The Company's Sample Processing business unit (formerly the StatSpin(R) subsidiary), based in Westwood, Mass., manufactures innovative centrifuges and blood analysis products. Advanced Digital Imaging Research, LLC (ADIR), based near Houston, Texas, is the Company's imaging research and development subsidiary. The IRIS Molecular Diagnostics (IMD) Subsidiary develops innovative ultra-sensitive diagnostics and sample processing products with applications in the urinalysis, oncology and infectious disease markets.

SAFE HARBOR PROVISION

This news release contains forward-looking statements made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, the Company's views on future financial performance, market growth, capital requirements, new product introductions and acquisitions, and are generally identified by phrases such as "thinks," "anticipates," "believes," "estimates," "expects," "intends," "plans," and similar words. Forward-looking statements are not guarantees of future performance and are inherently subject to uncertainties and other factors which could cause actual results to differ materially from the forward-looking statement. These statements are based upon, among other things, assumptions made by, and information currently available to, management, including management's own knowledge and assessment of the Company's industry, R&D initiatives, competition and capital requirements. Other factors and uncertainties that could affect the Company's forward-looking statements include, among other things, the following: identification of feasible new product initiatives, management of R&D efforts and the resulting successful development of new products and product platforms; acceptance by customers of the Company's products; integration of acquired businesses; substantial expansion of international sales; reliance on key suppliers; the potential need for changes in long-term strategy in response to future developments; future advances in diagnostic testing methods and procedures; potential changes in government regulations and healthcare policies, both of which could adversely affect the economics of the diagnostic testing procedures automated by the Company's products; rapid technological change in the microelectronics and software industries; and competitive factors, including pricing pressures and the introduction by others of new products with similar or better functionality than our products. These and other risks are more fully described in the Company's filings with the Securities and Exchange Commission, including the Company's most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q, which should be read in conjunction herewith for a further discussion of important factors that could cause actual results to differ materially from those in the forward-looking statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.


CONTACT:
IRIS International, Inc.
Cesar Garcia, 818-709-1244 x 7123
Chief Executive Officer
or
The Wall Street Group, Inc.
Ron Stabiner / Paul Del Colle, 212-888-4848


                                       2